UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2015

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

10thFloor – 95 Madison Avenue, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 23, 2015, Naked Brand Group Inc. (the “Company”) completed its underwritten public offering (the “Offering”) of its common stock, par value $0.001 per share (the “Common Stock”), as further described in Item 8.01 below.

Upon completion of the Offering, in accordance with the terms of those certain 6% convertible senior secured debentures, dated June 10, 2014, as amended on August 3, 2015 (collectively, the “Debentures”), the outstanding aggregate principal amount of $6,936,450 plus outstanding accrued and unpaid interest of $39,585 underlying the Debentures, and additional interest of $208,093, which is equal to six (6) months of interest that would have accrued under the terms of the Debentures, was automatically converted into an aggregate of 2,394,699 shares of Common Stock at a conversion price equal to $3.00 per share.

The offer and sale of these securities were issued to accredited investors pursuant to Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On December 23, 2015, the Company issued a press release announcing that it completed the Offering announced on December 18, 2015 of 1,875,000 shares (the “Shares”) of Common Stock at a price of $4.00 per share. Noble Financial Capital Markets and Dawson James Securities, Inc. were the underwriters for the Offering. The Shares was offered pursuant to the Company’s registration statement on Form S-1 (File No. 333-207110). The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1*	Press Release dated December 23, 2015.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Joel Primus

Joel Primus, President and Secretary

Date: December 23, 2015

Exhibit Index

99.1*	Press Release dated December 23, 2015.

* Filed herewith.